Exhibit 99.1

    GATEWAY FINANCIAL HOLDINGS REPORTS 94.8% INCREASE IN SECOND QUARTER 2005
                                   NET INCOME

ELIZABETH CITY, N.C., July 21 /PRNewswire-FirstCall/ -- Gateway Financial Holdings, Inc. (Nasdaq: GBTS), the holding company for Gateway Bank & Trust Co., reported net income for the second quarter of 2005 of $901 thousand compared with $463 thousand for the second quarter of 2004, an increase of $439 thousand or 94.8%. Performance was driven by strong revenue growth derived from the Company's rapidly expanding commercial customer base. Diluted earnings per share were $0.12 for the second quarter of 2005 compared with $0.10 for the prior-year period, an increase of 20.0%. Weighted average diluted shares outstanding have increased 66.8% year-over-year, most notably as a result of the conversion of warrants to purchase 1,320,817 shares of common stock during 2004 and a fourth quarter 2004 public offering of 1,932,000 shares of common stock. As a result of these two events, average diluted shares outstanding for the second quarter of 2005 were approximately 7.7 million compared with approximately 4.6 million shares for the second quarter of 2004.

For the first six months of 2005, the Company reported net income of $1.7 million compared with $824,000 for the prior-year period, an increase of $880,000 or 106.8%. Diluted earnings per share were $0.22 for the current year-to-date-period compared with $0.18 for last year, an increase of 22.2%. Per share results were impacted by the two 2004 share issuance events, which increased average diluted shares outstanding for the first half of 2005 to 7,710,577, an increase of 72.9% over the 4,460,006 shares for the first half of 2004.

Commenting on these results, D. Ben Berry, Chairman and CEO, stated, "We are pleased to report another quarter of exceptional growth. The two de novo branches we opened during the first half of this year are already producing outstanding results, and the remainder of our branches in our targeted markets of Greater Hampton Roads and the Northeast coastal region of North Carolina are contributing to our strong balance sheet growth as well. We have successfully expanded our franchise at an impressive rate while tightening the reins on expense levels, maintaining excellent asset quality, and steadily improving our net interest margin. We continue to maintain a strong capital base and efficient infrastructure sufficient to support additional asset growth. To this end, we have already announced plans for a sixth branch in Virginia Beach."

Mr. Berry continued, "Our commitment to shareholders remains strong, as evidenced by our second quarter eleven-for-ten stock split and the recent institution of a quarterly cash dividend. We are gratified by investor interest in our stock and look forward to rewarding that interest with an attractive return to Gateway investors."

Total revenue, defined as net interest income and non-interest income, for the second quarter of 2005 was $7.5 million, an increase of 70.8% above the $4.4 million reported for the second quarter of 2004. Net interest income was $5.4 million, a $2.5 million or 83.9% increase over the $2.9 million reported for the second quarter of 2004. The increase reflects a 73.5% increase in average earning assets combined with a 21-basis point improvement in the net interest margin to 3.76%. Non-interest income was $2.1 million, an increase of 43.8% above prior-year second quarter levels. The increase was driven by a 53.6% increase in service charges on accounts and a 43.6% increase in other income. The increase in other income includes growth in insurance, brokerage and mortgage operations.

Non-interest expense for the second quarter of 2005 was $5.6 million, a 63.4% increase from the $3.4 million reported in the second quarter of 2004. This growth reflects significant infrastructure expansion. During the last twelve months, Gateway opened or acquired seven additional branches and added 65 new employees. As a result, salaries and benefits increased 41.4% and occupancy and equipment rose 67.0%. The efficiency ratio improved to 75.2% for the second quarter of 2005 from 78.6% a year ago.

At June 30, 2005 total assets were $678.6 million, an increase of $281.8 million, or 71.0%, over the $396.8 million reported twelve months ago. Loans increased $223.5 million, or 72.4%, to $532.2 million; virtually all of this growth was organic. Deposits rose $230.2 million, or 78.0%, to $525.1 million. Borrowings, including junior subordinated debentures, totaled $85.9 million at June 30, 2005, an increase of $22.1 million or 34.6% from twelve months ago.

Mr. Berry added, "We are extremely pleased to report a 64.6% decline in past due and non-accrual loans, despite a 72.4% increase in our loan portfolio over the last twelve months. Throughout Gateway's history, we have maintained excellent asset quality, and this quarter's improvement confirms our success at effectively managing credit risk." Net charge-offs for the second quarter of 2005 were $9,000 compared with a net recovery of $14,000 for the year-ago quarter. Past due and non-accrual loans were $618,000 or 0.12% of total loans at June 30, 2005, compared with $1.7 million or 0.56% of total loans twelve months ago. At June 30, 2005, the allowance for loan losses was $5.0 million, or 0.95% of total loans.

Stockholders' equity at second quarter-end totaled $66.1 million, an increase of $29.0 million, or 78.2%, from twelve months ago. The approximately 2.8 million new shares issued over the last twelve months added approximately $26.3 million to Gateway's capital base. Stockholders' equity equaled 9.75% of total assets, and the total risk-based capital ratio was 13.38% at period-end, well in excess of the "well-capitalized" regulatory threshold.

Mr. Berry concluded, "Our growth continues unabated while our fundamentals improve. We are expanding our presence in the high-growth markets of Virginia and North Carolina and are confident in our ability to produce strong growth throughout 2005."

About the Company

Gateway Financial Holdings, Inc. is the parent company of Gateway Bank & Trust Co. Gateway Bank & Trust Co. is a full-service community bank with a total of eighteen offices in Elizabeth City (3), Edenton, Kitty Hawk, Nags Head, Moyock, Plymouth and Roper, North Carolina, and in Virginia Beach (5), Chesapeake (2), Suffolk and Emporia, Virginia. The Bank also provides insurance through its Gateway Insurance Services, Inc. subsidiary and brokerage services through its Gateway Investment Services, Inc. subsidiary.

Forward-Looking Statements

Statements contained in this news release, which are not historical facts, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Amounts herein could vary as a result of market and other factors. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Commission from time to time. Such forward- looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," and "potential." Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, expected or anticipated revenue, results of operations and business of the Company that are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting the Company's operations, pricing, products and services. The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

                 GATEWAY FINANCIAL HOLDINGS, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS

                                                   JUNE 30,    DECEMBER 31,     JUNE 30,
                                                    2005           2004           2004
                                                ------------   ------------   ------------
                                                 (Unaudited)     (Audited)     (Unaudited)
                                                   ($,000)        ($,000)        ($,000)
ASSETS
   Cash and due from banks                      $     16,672   $      9,028   $     19,888

   Interest-earnings deposits in
    other banks                                          569          1,245          3,459
      Total cash and cash equivalents                 17,241         10,273         23,347

   Securities available for sale                      71,498         92,608         35,509
   Federal Home Loan Bank stock                        4,237          2,321          2,440
   Federal Reserve Bank stock                            722            722            722

   Total loans                                       532,227        381,956        308,694
   Allowance for loan losses                          (5,048)        (4,163)        (3,404)
      Total loans, net                               527,179        377,793        305,290

   Premises and equipment, net                        22,111         18,895         13,013
   Bank owned life insurance policies                 16,818         16,507          7,281
   Accrued interest receivable                         4,211          2,697          1,505
   Other assets                                       14,543         13,912          7,690

      Total assets                              $    678,560   $    535,728   $    396,797

LIABILITIES AND STOCKHOLDERS' EQUITY
   Deposits:
      Noninterest-bearing                       $     74,060   $     52,348   $     53,910
      Interest-bearing                               451,055        353,911        241,017
         Total deposits                              525,115        406,259        294,927

     Short term debt                                  18,401         35,861         43,800
     Long term debt                                   67,465         28,065         20,000
   Accrued expenses and other
    liabilities                                        1,431          1,225            951
         Total liabilities                           612,412        471,410        359,678

STOCKHOLDERS' EQUITY
   Common stock                                       63,287         62,726         37,008
   Retained earnings                                   3,249          1,813            722
   Accumulated other comprehensive
    income (loss)                                       (388)          (221)          (611)
      Total shareholders' equity                      66,148         64,318         37,119

      Total liabilities and
       shareholders' equity                     $    678,560   $    535,728   $    396,797

                 GATEWAY FINANCIAL HOLDINGS, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                               SIX MONTHS ENDED     SIX MONTHS ENDED
                                                 June 30, 2005        June 30, 2004
                                              ------------------   ------------------
                                                  (Unaudited)          (Unaudited)
                (Amounts in thousands, except share and per share data)
INTEREST INCOME
   Loans, including fees                      $           14,799   $            7,519
   Investment securities                                   1,527                  817
   Interest-earning bank deposits                             31                   13
   Other interest and dividends                              117                   60
      Total interest income                               16,474                8,409

INTEREST EXPENSE
   Deposits                                                4,652                2,095
   Short term debt                                           849                  124
   Long term debt                                            885                  641
      Total interest expense                               6,386                2,860

      Net interest income                                 10,088                5,549

   Provision for loan losses                                 900                  575

      Net interest income after provision
       for loan losses                                     9,188                4,974

NON INTEREST INCOME
   Service charges on accounts                             1,014                  665
   Net gain on sales of securities                            19                  160
   Other income                                            2,691                1,752
      Total non interest income                            3,724                2,577

NON INTEREST EXPENSE
   Salaries and benefits                                   5,152                3,455
   Occupancy and equipment                                 2,187                1,367
   Data processing fees                                      443                  257
   Other expense                                           2,637                1,379
      Total non interest expense                          10,419                6,458

      Income before income taxes                           2,493                1,093

   Income taxes                                              790                  269

      Net income                              $            1,703   $              824

   Basic earnings per share                   $             0.23   $             0.21

   Diluted earnings per share                 $             0.22   $             0.18

   Weighted average basic shares
    outstanding                                        7,372,144            3,919,209

   Weighted average diluted shares
    outstanding                                        7,710,577            4,460,006

                 GATEWAY FINANCIAL HOLDINGS, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                              THREE MONTHS ENDED   THREE MONTHS ENDED
                                                 June 30, 2005        June 30, 2004
                                              ------------------   ------------------
                                                  (Unaudited)         (Unaudited)
                (Amounts in thousands, except share and per share data)
INTEREST INCOME
   Loans, including fees                      $            8,293   $            4,009
   Investment securities                                     710                  377
   Interest-earning bank deposits                             22                    5
   Other interest and dividends                               70                   28
      Total interest income                                9,095                4,419

INTEREST EXPENSE
   Deposits                                                2,629                1,067
   Short term debt                                           471                   77
   Long term debt                                            577                  329
      Total interest expense                               3,677                1,473

      Net interest income                                  5,418                2,946

   Provision for loan losses                                 500                  300

      Net interest income after provision
       for loan losses                                     4,918                2,646

NON INTEREST INCOME
   Service charges on accounts                               553                  360
   Net gain on sales of securities                            (5)                  20
   Other income                                            1,504                1,047
      Total non interest income                            2,052                1,427

NON INTEREST EXPENSE
   Salaries and benefits                                   2,683                1,897
   Occupancy and equipment                                 1,147                  689
   Data processing fees                                      214                  127
   Other expense                                           1,574                  725
      Total non interest expense                           5,618                3,438

      Income before income taxes                           1,352                  635

   Income taxes                                              451                  172

      Net income                              $              901   $              463

   Basic earnings per share                   $             0.12   $             0.11

   Diluted earnings per share                 $             0.12   $             0.10

   Weighted average basic shares
    outstanding                                        7,379,836            4,133,875

   Weighted average diluted shares
    outstanding                                        7,737,240            4,639,603

                 GATEWAY FINANCIAL HOLDINGS, INC. AND SUBSIDIARY
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                                   (Unaudited)

                                                              Quarterly
                                                     -----------------------------
                                                        2nd Qtr         1st Qtr
(dollars in thousands except per share data)             2005             2005
--------------------------------------------------   -------------   -------------
EARNINGS
   Net interest income                               $       5,418           4,671
   Provision for loan losses                         $         500             400
   Non Interest income                               $       2,052           1,671
   Non Interest expense                              $       5,618           4,801
   Pre-tax income                                    $       1,352           1,141
   Net income                                        $         901             802
   Basic earnings per share                          $        0.12            0.11
   Diluted earnings per share                        $        0.12            0.10
   Weighted average basic share outstanding              7,379,836       7,362,187
   Weighted average diluted shares
    outstanding                                          7,737,240       7,680,432

PERFORMANCE RATIOS
   Return on average assets                                   0.56%           0.57%
   Return on average common equity                            5.49%           5.04%
   Net interest margin (fully tax-equivalent)                 3.76%           3.75%
   Efficiency ratio                                          75.20%          75.71%
   Full-time equivalent employees                              217             205
CAPITAL
   Average equity to average assets                          10.21%          11.24%
   Tier 1 leverage capital ratio                             11.79%          12.41%
   Tier 1 risk-based capital ratio                           12.49%          14.46%
   Total risk-based capital ratio                            13.38%          15.40%
   Book value per share                              $        8.94            8.72
   Cash dividend per share                           $        0.02            0.02

ASSET QUALITY
   Gross loan charge-offs                            $          10               7
   Net loan charge-offs                              $           9               6
   Net loan charge-offs to average loans                      0.00%           0.00%
   Allowance for loan losses                         $       5,048           4,557
   Allowance for loan losses to total loans                   0.95%           1.02%
   Past due and nonaccrual loans                     $         618           1,078
   Past due and nonaccrual loans to total loans               0.12%           0.24%
   Other real estate and repossessed assets          $           0               0

END OF PERIOD BALANCES
   Loans (before allowance)                          $     532,227         446,526
   Total earning assets (before allowance)           $     609,254         530,732
   Total assets                                      $     678,560         591,445
   Deposits                                          $     525,115         435,868
   Stockholder's equity                              $      66,148          64,218

AVERAGE BALANCES
   Loans (before allowance)                          $     495,090         413,995
   Total earning assets (before allowance)           $     577,865         504,817
   Total assets                                      $     638,491         573,818
   Deposits                                          $     388,630         363,631
   Stockholder's equity                              $      65,163          64,517

                 GATEWAY FINANCIAL HOLDINGS, INC. AND SUBSIDIARY
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                                   (Unaudited)

                                                                    Quarterly
                                                  --------------------------------------------
                                                    4th Qtr         3rd Qtr         2nd Qtr
(dollars in thousands except per share data)          2004            2004            2004
-----------------------------------------------   ------------    ------------    ------------
EARNINGS
   Net interest income                            $      4,007           3,385           2,946
   Provision for loan losses                      $        450             400             300
   Non Interest income                            $      1,662           1,618           1,427
   Non Interest expense                           $      4,363           3,833           3,438
   Pre-tax income                                 $        856             770             635
   Net income                                     $        638             547             463
   Basic earnings per share                       $       0.11            0.11            0.11
   Diluted earnings per share                     $       0.10            0.10            0.10
   Weighted average basic shares
    outstanding                                      6,648,935       5,197,289       4,133,875
   Weighted average diluted shares
    outstanding                                      6,931,071       5,450,401       4,639,603

PERFORMANCE RATIOS
   Return on average assets                               0.50%           0.54%           0.49%
   Return on average common equity                        4.29%           5.68%           6.42%
   Net interest margin (fully tax-
    equivalent)                                           3.58%           3.66%           3.55%
   Efficiency ratio                                      76.96%          76.60%          78.60%
   Full-time equivalent employees                          191             161             152
CAPITAL
   Average equity to average assets                      11.68%           9.45%           7.70%
   Tier 1 leverage capital ratio                         13.89%          11.91%          12.44%
   Tier 1 risk-based capital ratio                       16.41%          13.64%          14.10%
   Total risk-based capital ratio                        16.92%          15.28%          15.87%
   Book value per share                           $       8.78            7.53            7.28
   Cash dividend per share                        $       0.02            0.00            0.00

ASSET QUALITY
   Gross loan charge-offs                         $         81              12              12
   Net loan charge-offs                           $         80              11             (14)
   Net loan charge-offs to average loans                  0.02%           0.00%           0.00%
   Allowance for loan losses                      $      4,163           3,793           3,404
   Allowance for loan losses to total
    loans                                                 1.09%           1.14%           1.10%
   Past due and nonaccrual loans                  $        913           1,134           1,744
   Past due and nonaccrual loans to
    total loans                                           0.24%           0.34%           0.56%
   Other real estate and repossessed
    assets                                        $          0               0               0

END OF PERIOD BALANCES
   Loans (before allowance)                       $    381,956         331,602         308,694
   Total earning assets (before
    allowance)                                    $    478,852         372,522         350,824
   Total assets                                   $    535,728         412,150         396,797
   Deposits                                       $    406,259         294,255         294,927
   Stockholder's equity                           $     64,318          39,143          37,119

AVERAGE BALANCES
   Loans (before allowance)                       $    350,006         319,628         288,941
   Total earning assets (before
    allowance)                                    $    444,561         366,536         333,085
   Total assets                                   $    505,911         407,904         375,775
   Deposits                                       $    338,697         299,437         296,557
   Stockholder's equity                           $     59,121          38,549          28,930

SOURCE  Gateway Financial Holdings, Inc.
    -0-                             07/21/2005
    /CONTACT:  D. Ben Berry, Chairman, President and CEO, or
Mark A. Holmes, Senior Executive Vice President and CFO of Gateway Financial Holdings, Inc., +1-252-334-1511/